UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2010

GREATBATCH, INC.
 (Exact name of registrant as specified in its charter)

Delaware	1-16137	16-1531026
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Wehrle Drive, Clarence, New York	14031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 759-5600

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
The 2010 Annual Meeting of Stockholders of Greatbatch, Inc. was held on May 18, 2010. At the 2010 Annual Meeting, stockholders approved each of management’s proposals which consisted of (i) the election of nine (9) directors, all of whom were then serving as directors of Greatbatch, Inc., for terms of one (1) year and until their successors are elected and qualified; and (ii) the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Greatbatch, Inc. for fiscal year 2010.
The following table reflects the tabulation of the votes with respect to each director who was elected at the 2010 Annual Meeting:

		Authority
		For Individual	Broker
	Votes For	Withheld	Non-Votes
Pamela G. Bailey	19,466,322	475,188	1,013,183
Michael Dinkins	19,855,870	85,640	1,013,183
Thomas J. Hook	19,829,043	112,467	1,013,183
Kevin C. Melia	17,835,936	2,105,574	1,013,183
Dr. Joseph A. Miller, Jr.	19,862,270	79,240	1,013,183
Bill R. Sanford	19,836,588	104,922	1,013,183
Peter H. Soderberg	19,843,797	97,713	1,013,183
William B. Summers, Jr.	19,843,447	98,063	1,013,183
Dr. Helena S. Wisniewski	19,485,840	455,670	1,013,183
The following table reflects the tabulation of the votes with respect to the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Greatbatch, Inc. for fiscal year 2010:

FOR	20,484,577
AGAINST	466,301
ABSTAINED	3,815

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 20, 2010	GREATBATCH, INC.

	By:	/s/ Thomas J. Mazza

Thomas J. Mazza
Senior Vice President & Chief Financial Officer